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                                                                  EXHIBIT 3.1(d)


                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/22/1996
                                                           960051279-2236742


                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INTERACTIVE TELEPHONE NETWORK, INC.


     Pursuant to the provisions of the Delaware General Corporation Law, Interactive Telephone Network, Inc. ("Corporation") (formerly known as Pegasus Financial Group, Inc.) adopts the following Certificate of Amendment to its Certificate of Incorporation.

     FIRST: The name of the Corporation is Interactive Telephone Network, Inc. (formerly known as Pegasus Financial Group, Inc.).

     SECOND: Paragraph 1 of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

     "1. The name of the Corporation is Interactive Telephone Network, Inc."

     THIRD: Effective upon the filing of this Certificate of Amendment to the Corporation's Certificate of Incorporation, each 25 shares of the Corporation's $.0001 par value common stock outstanding as of November 27, 1995 shall be converted into one share of the Corporation's $.0001 par value common stock without the necessity of any further act by the Corporation, and, that in lieu of any fractional shares created by this 25 to 1 reverse stock split, the Corporation shall issue to the stockholder entitled to a fractional shall have one additional whole share of common stock.

     FOURTH: This Certificate of Amendment to the Corporation's Certificate of Incorporation was duly approved by the written consent of the holders of 91% of the outstanding stock of the Corporation; and that written notice of the contents of this Certificate of Amendment has been given to stockholders all as provided in Section 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned Secretary-Treasurer of the Corporation, being duly authorized, has executed this Certificate of Amendment on the 19th day of February, 1996; and by this execution does hereby certify and affirm, under penalty of perjury, that the facts stated therein are true and are the acts of the Corporation.



                                        Interactive Telephone Network, Inc.


                                        By  /s/ HOWARD E. TOOKE
                                           ------------------------------------
                                            Howard E. Tooke
                                            Secretary-Treasurer


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